CERTIFIED COPY



                                    CORPORATE ACCESS NUMBER: 2017758174



                                                 GOVERNMENT



                                                 OF ALBERTA







                                         BUSINESS CORPORATIONS ACT





                                  CERTIFICATE

                                       OF

                                  AMALGAMATION







                            CHELSEA OIL AND GAS LTD.



             IS THE RESULT OF AN AMALGAMATION FILED ON 2013/10/01.